EXHIBIT 5.1


                           GIBSON, HAGLUND & PAULSEN
                                    Attorneys


       Utah Office                                          California Office
Jordan Commons, Suite 900                                    Jamboree Center
   9350 South 150 East                                   2 Park Plaza, Suite 450
    Sandy, Utah 84070                                   Irvine, California 92614
     (801) 501-7800                                          (949) 752-1100
Facsimile (801) 501-7844                                Facsimile (949) 752-1144

                                   Utah Office



May 14, 2002


High-Tech Industries, Inc.
849 W. Hillfield Road, Suite 201
Layton, UT  84041

         Re: Registration of Shares of Common Stock on Form SB-2


Gentlemen:

         We have examined a copy of the Registration Statement on Form SB-2 (the "Registration Statement") filed on November 19, 2001, as amended May 14, 2002, SEC file number 333-73644 of High-Tech Industries, Inc., a Colorado corporation (the "Company"), for the registration under the Securities Act of 1933, as amended, of 200,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"). We have also examined the Certificate of Incorporation of the Company, and such other corporate records and other documents as we have deemed necessary in order to express the opinion set forth below.

         We are of the opinion that, upon payment in full of the price therefor, and upon issuance, the Shares will have been duly authorized, legally issued, fully paid and nonassessable shares of Common Stock of the Company under the laws of the State of Colorado, where the Company is incorporated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Edward B. Paulsen
                                                     ---------------------------
                                                     Edward B. Paulsen

EBP/rg